MCI
     MCI Telecommunications
     Corporation
     205 N. Michigan Avenue
     Chicago, IL 60601
     312 856 2121

                             FIRST AMENDMENT TO MCI
                             CORPORATE SERVICE PLAN

         THIS FIRST AMENDMENT TO MCI CORPORATE SERVICE PLAN (hereinafter referred to as the "Amendment") is entered into as of the dates set forth below, by and between MCI Telecommunications Corporation ("MCI") and Morgan Group, Inc. and its wholly owned subsidiaries (identified in Exhibit A, attached hereto and incorporated herein) ("collectively, the Customer "), effective as of the first day of the fire full month after the tariff governing the offering under this First Amendment becomes effective or the first day of the month if the tariff effective date is the same date (such date is hereinafter referred to as the "First Amendment Effective Date").

                                   WITNESSETH:

         WHEREAS, heretofore, Customer and MCI entered into that certain MCI Corporate Service Plan dated December 5, 1994 (the "Agreement") with respect to certain services to be provided to Customer by MCI, as more particularly described therein; and

         WHEREAS, Customer and MCI wish to amend the Agreement to reflect certain changes;

         NOW, THEREFORE, in consideration of the premises, the terms and conditions stated herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Agreement.

2. CSP Definitions. Section I of the Agreement is hereby amended by adding the following:

         "For purposes of this Agreement, the collective term "Customer" shall also include (i) Morgan Group, Inc. and (ii) Morgan Group, Inc.'s wholly owned subsidiaries identified in Exhibit A. The monthly recurring usage charges for Representatives of Morgan Drive Away who chose to participate under this Agreement pursuant to Section 22 below ("Representatives") shall be included in the calculation of the Annual Minimum under this Agreement."

3. Term. The Agreement is hereby amended by deleting Section 5 in its entirety and replacing it with the following new Section 5:

         "5. The initial term of this Agreement shall be for a period of thirty (30) months commencing on the First Amendment Effective Date. After the initial term, this Agreement shall remain in effect on a month to month basis, unless terminated by Morgan Group, Inc. or MCI on thirty (30) days prior written notice; provided, however, that during the period of usage following the initial service term Morgan Group, Inc. shall not receive any discounts or credits in any month in which Customer's use of MCI services does not equal or exceed one-twelfth (1/12th) of the Annual Minimum ("Monthly Minimum"). In the event Morgan Group, Inc.'s usage meets the Monthly Minimum during the each month following the initial service term, Morgan Group, Inc. shall be entitled to receive the rates and discounts provided pursuant to this Agreement."

4. Annual Minimum. The Agreement is hereby amended by deleting Section 6 in its entirety and replacing it with the following new Section 6:

         "6. ANNUAL MINIMUM. (a) Customer agrees that during each consecutive twelve (12) month period of the initial term ("Annual Period"), Customer will purchase from MCI at least Nine Hundred Thousand Dollars ($900,000), or a pro rata portion thereof for any partial Annual Period ("Annual Minimum") in the MCI services set forth in Attachments I and 2 (as more fully time elect to convert the balance remaining in the Fund to invoice credits. Such credits will be applied within two (2) invoices following Customer's request.

         (e) In the event Customer's MCI account is in arrears at any time during the initial term of this Agreement, MCI may elect in its sole discretion to convert Customer's outstanding Fund balance, at any time, into invoice credits in order to offset amounts owed to MCI, including without limitation underutilization charges and charges arising from early termination. In the event this Agreement is terminated pursuant to Section 7 hereof, any credit balances remaining in the Fund at the date of early termination will be forfeited, and any amount which was used towards participating vendor products or MCI invoice credits will be charged back to Customer.

         (f) The Fund balance will be unavailable to Customer during any period in which Customer has failed to comply with any payment arrangement pursuant to the Tariff, or has failed to pay invoices in a timely manner.

6. Representatives Program. The Agreement is hereby amended by adding the following new Section 22:

         "22. (a) in order to remain eligible to participate under this Agreement, each Morgan Drive Away Representative must fulfill all the requirements to be considered a Representative according to Morgan Drive Away's terms and conditions. The parts of this agreement that relate to the provision of telecommunications services and any related discounts and credits to Representatives shall constitute the "Program." Morgan Drive Away shall notify MCI in a mutually agreed upon manner of the Representatives which elect to participate under this Agreement. Morgan Drive Away shall make reasonable efforts to notify MCI on or before the tenth (10th) day of each month of the term of this Agreement of any changes, modifications or alterations to the Representatives participating under this Agreement for such month. Such changes, alterations, or modifications shall be effective on the first day of the next month. Any changes, modifications or alterations received by MCI after the fifteenth (15th) day of a month shall be effective on the first day of the second full billing month after the date of the written or electronic notification to MCI.

         (b) Morgan Group, Inc. agrees to actively promote participation under this Agreement to the Morgan Drive Away Representatives. Morgan Group, Inc. will not during the term of this Agreement enter into or promote participation with any other programs for the provision of interstate, intrastate, or international telecommunications services. This provision shall not apply to any existing written arrangements currently in place at the time of execution of this First Amendment."

7.       Payment.  The  Agreement is hereby  amended by adding the following new
         Section 23:

         "23.     Payment.

                  (a)      Morgan Group, Inc.  Services.

                           For any MCI Services purchased by Morgan Group, Inc. during the Service term, Morgan Group, Inc. shall pay MCI the total invoiced amount for such MCI Service(s) within twenty-five (25) days of the MCI invoice date.

                  (b)      Morgan Drive Away Representatives' Services.

                           In addition to Paragraph 23(a) above, Morgan Group, Inc. assumes responsibility for payment of MCI's invoices to Representatives. Notwithstanding the foregoing, MCI shall directly bill the Representatives who participate in the Program. MCI will attempt to collect the invoiced amounts directly from such Representatives in accordance with its standard business practices. In the event that MCI is unable to collect any of such invoiced amounts within thirty (30) days from the MCI invoice date, MCI will invoice Morgan Group, Inc. for the unpaid invoice amounts. Morgan Group, Inc. shall pay MCI the total amounts invoiced to Morgan Group, Inc. under this Paragraph within twenty-five (25) days of the MCI invoice date."

8.       The Agreement is hereby amended by adding the following new Section 24:

         "24. Commencing on the First Amendment Effective Date and through expiration of the initial term:

         (a) Customer shall have no less than ten (10) locations purchasing MCI Vision Services pursuant to this Agreement. If Customer fails to meet the requirement identified in this Section 24(a), Customer shall pay standard tariff rates for MCI Vision Services, excluding any discount provided herein;

         (b) No less than 9% of Customer's total outbound Vision usage (excluding access/egress charges, feature charges, tax and tax related surcharges), as measured in minutes, shall occur during OFF-Peak hours (as defined in the Tariff). If Customer's actual outbound Vision usage is less than the 9% threshold, Customer shall be charged a per minute surcharge of $0.03 on each minute below the 9% threshold;

         (c) No less than 25% of Customer's total usage of MCI Services provided herein (excluding access/egress charges, feature charges, tax and tax related surcharges), as measured in minutes, shall originate via dedicated access facilities. If Customer's actual usage of MCI Services provided herein originating via dedicated access facilities is less than the 25% threshold, Customer shall be charged a per minute surcharge of $0.03 on each minute below the 25% threshold;

         (d) No less than 50% of Customer's total MCI Vision usage (excluding access/egress charges, feature charges, tax and tax related surcharges), as measured in minutes, shall be interstate usage. If Customer's actual usage of interstate MCI Vision Service is less than the 50% threshold, Customer shall be charged a per minute surcharge of $0.03 on each minute below the 50% threshold."

9. Pricing/Discounts. The Agreement is hereby amended by deleting Section 2.A.(I) in its entirety and replacing it with the following new Section 2.A.(l):

         "2.A.    MCI Vision Service and MCI Vision 800 Service.

                  (1) Morgan Group, Inc. shall receive the rates and charges on MCI Vision Service and MCI Vision 800 Service associated with the Vision Value Insurance Plan Plus ("Vision VIP Plus"), a and the discounts below. Morgan Group, Inc. will receive the rates and charges associated with the thirty-six (36) month Vision VIP Plus at the Four Hundred Eighty Thousand Dollar ($480,000) commitment level, but minimum volume and term requirements in MCI Tariff FCC No. 1 ("Tariff') will not apply.

                  In addition, the following discounts will apply to domestic interstate charges only.

                  MCI Vision Service                           29%
                  MCI Vision 800 Service                       29%

No other discounts shall apply to domestic MCI Vision and MCI Vision 800 services. Morgan Drive Away Representatives shall not be eligible for the discounts identified in this Section 2.A(l). "

10. Credits. Attachment 1 of the Agreement is hereby amended by deleting subsections 2.F(l), 2.F.(2) and 2.F.(3) in their entirety and replacing them with the following new subsections 2.F.(I) and 2.F. (2):

         "F. (1) Domestic Intrastate Vision Service. For domestic intrastate Vision Service, Morgan Group, Inc. shall pay standard tariffed rates. In addition, Morgan Group, Inc. shall receive a monthly credit in an amount equal to thirty-three percent (331/6) times Morgan Group, Inc.'s domestic intrastate Vision monthly usage charges (exclusive of taxes, surcharges, pass-through access/egress or related charges) at standard tariffed rates after application of applicable tariffed discounts based on Morgan Group, Inc.'s domestic intrastate Vision usage charges. The resulting credit shall be applied to Morgan Group, Inc.'s domestic interstate usage charges (excluding taxes, surcharges and pass-through access/egress or related charges). Morgan Drive Away Representatives shall not be eligible for the discounts identified in this Section 2.F.

         (2) Domestic Intrastate Vision 800 Service. For domestic intrastate Vision 800 Service, Morgan Group, Inc. shall pay standard tariffed rates. In addition, Morgan Group, Inc. shall receive a monthly credit in an amount equal to thirty-two percent (32%) times Morgan Group, Inc.'s domestic intrastate Vision 800 monthly usage charges (exclusive of taxes, surcharges, pass-through access/egress or related charges) at standard tariffed rates after application of applicable tariffed discounts based on Morgan Group, Inc.'s domestic intrastate Vision 800 usage charges. The resulting credit shall be applied to Morgan Group Inc.'s domestic interstate usage charges (excluding taxes, surcharges and pass-through access/egress or related charges). Morgan Drive Away Representatives shall not be eligible for the discounts identified in this Section 2.F."

11. Dedicated Leased Line Services. Attachment 1 of the Agreement is hereby amended by adding the following new Section 2.H.:

         "H. For each type of MCI Dedicated Leased Line Service, Morgan Group, Inc. shall receive the discounts associated with a corresponding three (3) year Twenty Five Thousand Dollar ($25,000) Network Pricing Plan (NPP). Morgan Drive Away
                  Representatives shall not be eligible for the discounts identified in this Section 2.H."

12. Rate Stabilization. Attachment 1 of the Agreement is hereby amended by adding the following new Section 2.1.:

         "I. To the extent that the effective tariffed rates for MCI Vision Service and/or MCI Vision 800 Service subscribed to by Morgan Group), Inc, increase during the initial service term of this Agreement, Morgan Group, Inc, will be subject to any applicable tariff increase, provided, however, that Morgan Group, Inc. will only be subject to a maximum increase of four percent (4%) for MCI Vision Service and four percent (4%) for MCI Vision 800 Service during each year of the initial service term. For purposes of this Section 2.1. of Attachment 1, the term "effective tariffed rate" shall mean the tariffed base rate in effect on the First Amendment Effective Date."

13. Representative Pricing and Discounts. Attachment 1 of the Agreement is hereby amended by adding the following new Section 3:

         "3. Rates and Discounts for MCI Services Provided to Morgan Drive Away Representatives. The rates identified below are in lieu of all other rates and discounts provided by MCL Except as provided in this Section 3 of Attachment 1, Morgan Drive Away Representatives shall not be eligible for any other services, rates or discounts provided in this Agreement.

                  (a)      MCI Vision Service.

                           For domestic MCI Vision Service, Representatives will receive the following postalized per minute rates for switched interstate usage:

                           Switched/Interstate                   $0.145

                  (b)      MCI Vision 800 Service.

                           For domestic MCI Vision 800 Service, Representatives will receive the following postalized per minute rates for switched interstate usage:

                           Switched/Interstate                   $0.1625

14. Revenue Achievement Credits. Attachment 1 of the Agreement is hereby amended by adding the following new Section 4:

         "4. Revenue Achievement Credits. Morgan Group, Inc. shall receive the applicable one- time credit in the event it meets the following requirements. Morgan Group, Inc. shall notify MCI in writing, within thirty days such requirements are met, of the option it selects.

         Option Number 1:

         (a) In the event Customer's usage (excluding tax and tax-related surcharges), attributable to end-users participating in the Morgan Drive Away Representatives Program. equals or exceeds One Hundred Thousand ($100,000) in either the first six (6) month period or second six (6) month period of the first Annual Period of the initial term commencing on the First Amendment Effective Date, Morgan Group, Inc. shall receive a credit equal to Twelve

         Thousand Five Hundred Dollars ($12,500), which shall be applied to Morgan Group, Inc.'s sixth monthly invoice following the applicable period in which such credit is earned; provided however, if the credit earned is due after expiration of the initial term, such amount shall be added to the Customer's final invoice.

         (b) In the event Customer's usage (excluding tax and tax-related surcharges), attributable to end-users participating in the Morgan Drive Away Representatives Program, equals or exceeds One Hundred Fifty Thousand ($150,000) in either the first six (6) month period or second six (6) month period of the second Annual Period of the initial term, commencing on the First Amendment Effective Date, Morgan Group, Inc. shall receive a credit equal to Seventeen Thousand Five Hundred Dollars ($17,500), which shall be applied to Morgan Group, Inc.'s sixth monthly invoice following the applicable period in which such credit is earned; provided however, if the credit earned is due after expiration of the initial term, such amount shall be added to the Customer's final invoice.

or

         Option Number 2:

         (a) In the event Customer's usage (excluding tax and tax-related surcharges), attributable to end-users participating in the Morgan Drive Away Representatives Program, equals or exceeds One Hundred Thousand ($100,000) in either the first six (6) month period or second six (6) month period of the first Annual Period of the initial term commencing on the First Amendment Effective Date, Morgan Group, Inc. shall receive a discount in the form of a credit equal to 1.75% on Customer's total domestic interstate usage for MCI Services purchased hereunder. Such credit shall be applied to Morgan Group, Inc.'s sixth monthly invoice following the applicable period in which such credit is earned; provided however, if the credit earned is due after expiration of the initial term, such amount shall be added to the Customer's final invoice.

         (b) In the event Customer's usage (excluding tax and tax-related surcharges) , attributable to end-users participating in the Morgan Drive Away Representatives Program, equals or exceeds One Hundred Fifty Thousand ($150,000) in either the first six (6) month period or second six (6) month period of the second Annual Period of the initial term, commencing on the First Amendment Effective Date, Morgan Group, Inc. shall receive a discount in the form of a credit equal to 2.25% on Customer's total domestic interstate usage for MCI Services purchased hereunder. Such credit shall be applied to Morgan Group, Inc.'s sixth monthly invoice following the applicable period in which such credit is earned; provided however, if the credit earned is due after expiration of the initial term, such amount shall be added to the Customer's final invoice.

         In the event Customer meets the requirements identified in this Section 4 of Attachment 1, Morgan Group, Inc. shall not be entitled to the credits set forth in both options. Morgan

         Group, Inc. shall only be entitled to one (1) credit per sixth month period if Customer meets the applicable requirements. The discount in Option Number 2 shall only apply to usage charges for domestic interstate traffic (excluding access/egress charges, non-recurring charges, taxes or tax-related surcharges)."

15. HyperStream Frame Relay Services. The Agreement is hereby amended by adding the following new Section 25:

         "25. Commencing on the First Amendment Effective Date and through expiration of the initial term, during each monthly billing period of the initial tern, Customer shall purchase no less than Ten Thousand Dollars ($10,000) of monthly recurring port and PVC charges associated with MCI HyperStream Frame Relay Service, as more fully described in the Tariff, ("HyperStream Subminimum"), in accordance with the terms and conditions, including, but not limited to any underutilization and early termination charges, set forth in Attachment 2. For purposes of calculating the Annual Minimum, monthly recurring port and PVC charges associated with basic HyperStream Frame Relay Service shall be included in such calculation, however, any charges for Customer Premise Equipment associated with HyperStream Frame Services shall not contribute to the Annual Minimum or HyperStream Subminimum identified herein. In addition, monthly recurring charges associated with HyperStream Frame Relay Service shall in no way contribute to the Revenue Achievement Credits identified in Section 4 of Attachment 1."

16. Entire Agreement. Except as expressly modified by this Amendment, the Agreement shall be and remain in full force and effect in accordance with its terms and shall constitute the legal, valid, binding and enforceable obligations of Customer and MCI. This Amendment, including the Agreement and the applicable MCI tariffs, is the complete agreement of the parties and supersedes any prior agreements of representations, whether oral or written, with respect thereto.

17. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

18. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

IN WITNESS WHEREOF, MCI and Customer have caused this Amendment to be duly executed by their authorized representatives as of the dates set forth below, effective as of the Effective Date.


MCI Telecommunications Corporation

By:  /s/ Tom Schilling
     ---------------------------
         Tom Schilling, Director

Date:  May 7, 1996


Morgan Group, Inc.


By:  /s/ JohnPaul H. Hoyer

Name:  JohnPaul H. Hoyer

Title:  CFO

Date:  April 11, 1996

                                    EXHIBIT A


                      Customer's Wholly Owned Subsidiaries

The following entities shall be eligible for the Morgan Group, Inc. rates and discounts identified herein:

TDI, Inc.
Morgan Drive Away

                                  ATTACHMENT 2

                      HyperStream(sm) Frame Relay services

MCI will furnish the HyperStream(sm) Frame Relay services (the "Services") to Morgan Group, Inc. pursuant to the terms set forth in MCI Tariff F.C.C. No. 1 ("Tariff"), as revised from time to time. This HyperStream(sm) Frame Relay Attachment incorporates by reference the Tariff, as it may be amended or modified from time to time. In the event of any inconsistency between the terms of the Tariff and this Attachment 2, the Tariff shall be deemed controlling. MCI will furnish the service to Customer pursuant to the terms of this Attachment 2 and the Tariff, and any other applicable interstate, international or state tariffs, of MCI and its affiliates.


Rates and Charges. Schedules 2 and 3 to this Agreement, which are incorporated herein by reference, contain the applicable rates and charges for the Services provided hereunder. Revisions of the applicable rates and charges may become effective upon revisions of any applicable tariff provisions. Any other service customer orders from MCI or any of its affiliates will not be subject to the terms of this Attachment 2.

                                   SCHEDULE 1

                   HyperStream Frame Relay Service Description
Overview

HyperStream Frame Relay Service is a packet-oriented interLATA data transport service. At the originating customer premises Motorola provided equipment (equipment provided pursuant to a separate agreement) places the data into packets and gives each packet a terminating address. MCI routes the packets over the MCI network to the terminating address. HyperStream Frame Relay is available at speeds up to 1.544Mbps (where clear channel access is available).

Technical Description

HyperStream Frame Relay operates at layer two of the OSI model and is designed to conform to the ANSI T1.617 Annex D Standard.

Access

Customers obtain access to HyperStream Frame Relay via dedicated digital facilities, only. MCI will provide access under the terms of its filed and effective tariffs or customer may obtain access via alternate access vendors.

Availability

HyperStream Frame Relay is available between cities listed in MCI Tariff FCC No. 1, Section C.12, Table IV, Part A, as amended from time to time, or any successor tariff.

Performance Criteria

MCI shall provide Customer certain performance criteria for domestic HyperStream
Frame  Relay  Service  as   identified  in  Schedule  4,  hereto   attached  and
incorporated by reference.

                                   SCHEDULE 2
               DOMESTIC HYPERSTREAM FRAME RELAY RATES AND CHARGES


HYPERSTREAM FRAME RELAY DOMESTIC PRICING

         A.       RATES AND CHARGES: Basic Month-to-Month Rates and Charges.

                  1.       Installation Changes.

                           (a) Access Lines -- Per Tariff (if MCI provided) or alternate access vendor

                           (b)      Per Port (each location) -- $300.00

                           (c) Per Permanent Virtual Circuit (PVC) -- $15 simplex

                  2.       Reconfiguration Charges.

                           (a) Access Lines -- Per Tariff (if MCI provided) or alternate vendor

                           (b)      Per Port (each Location) -- $300.00

                           (c)      Per PVC - $1 5.00 simplex

                  3.       Monthly Recurring Charges.

                           (a) Access line charges -- Per Tariff (if MCI provided) or alternate vendor

                           (b) Port Charges -- All port charges are applicable per port (per location). Port charges depend upon the port speed selected by you.

                                    Port Speed Selected          Rate/Month

                                    56/64 Kbps                   $  180.00
                                    112/128 Kbps                 $  336.00
                                    224/256 Kbps                 $  394.00
                                    336/384 Kbps                 $  578.00
                                    448/512 Kbps                 $  735.00
                                    672/768 Kbps                 $  946.00
                                    896/1024 Kbps                $1,178.00
                                    1344/1536 Kbps               $1,470.00

                           (c) PVC Charges -- PVC rates are either fixed or usage based. Usage based charges are either on a committed information rate (CIR) or zero CIR basis.

                                    (1)      Fixed CIR PVC Rates. You select the
                                             fixed CIR per  simplex  PVC and pay
                                             one monthly usage charge per PVC.

                                    CIR Speed Selected        Rate/Month

                                    16 Kbps                   $    37.00
                                    32 Kbps                   $    57.00
                                    48 Kbps                   $    77.00
                                    64 Kbps                   $    97.00
                                    128 Kbps                  $  177.00
                                    192 Kbps                  $   257.00
                                    256 Kbps                  $   337.00
                                    320 Kbps                  $   417.00
                                    384 Kbps                  $   497.00
                                    448 Kbps                  $   577.00
                                    512 Kbps                  $   657.00
                                    576 Kbps                  $   729.00
                                    640 Kbps                  $   801.00
                                    704 Kbps                  $   873.00
                                    768 Kbps                  $   945.00
                                    832 Kbps                  $1,010.00
                                    896 Kbps                  $1,075.00
                                    960 Kbps                  $1,140.00
                                    1,024 Kbps                $1,205.00

                                    (2)      Usage-based    PVC    Rates.    All
                                             usage-based rates are per delivered
                                             megabyte.

                                            (i)      CIR Usage-based PVC Rates.

                                    (a)      You  select the CIR for each PVC to
                                             be  rated.  Frames  within  the CIR
                                             selected  will be  rated at the CIR
                                             Usage  rate  of   Forty-one   Cents
                                             ($0.4100) per megabyte of delivered
                                             data.  Frames  in excess of the CIR
                                             selected  by you will be  discarded
                                             eligible  (DE) and  rated at the DE
                                             Usage  rate  of  Twenty-one   Cents
                                             ($0.21   00)   per    megabyte   of
                                             delivered data.  Sampling intervals
                                             for measuring  bandwidth usage will
                                             be 0.4  seconds for CIR at or below
                                             256  Kbps and 1.5  seconds  for CIR
                                             over 256 Kbps. MCI
                                            reserves the right to revise the
                                            sampling  intervals.
                                            Rates are simplex based.

                                    (b)      Cost Capping.  CIR  Usage-based PVC
                                             rates  are  capped  at one  hundred
                                             percent     (1    00%)    of    the
                                             corresponding  Fixed  CIR PVC rates
                                             that  are  set  forth  in   Section
                                             A.3.c.1 above.

                                    (c)      CIR    Usage-based    PVC   Monthly
                                             Minimum.  If your usage charges for
                                             a PVC  in a  month  are  less  than
                                             forty  percent  (40%) of the  Fixed
                                             CIR  PVC  rate  selected  from  the
                                             chart set forth in Section  A.3.c.1
                                             above,  your  charge  for  said PVC
                                             will be forty  percent (40%) of the
                                             Fixed CIR PVC rate  (which  charges
                                             are  set  forth  below).   Minimums
                                             count  toward  HyperStream  Network
                                             Pricing Plan Monthly  Minimums (see
                                             B below).


                           CIR Speed Selected                 Minimum Rate/Month

                                    16 Kbps                            $  15.00
                                    32 Kbps                            $  23.00
                                    48 Kbps                            $  31.00
                                    64 Kbps                            $  39.00
                                    128 Kbps                           $  71.00
                                    192 Kbps                           $103.00
                                    256 Kbps                           $135.00
                                    320 Kbps                           $167.00
                                    384 Kbps                           $199.00
                                    448 Kbps                           $231.00
                                    512 Kbps                           $263.00
                                    576 Kbps                           $292.00
                                    640 Kbps                           $320.00
                                    704 Kbps                           $349.00
                                    768 Kbps                           $378.00
                                    832 Kbps                           $404.00
                                    896 Kbps                           $430.00
                                    960 Kbps                           $456.00
                                    1,024 Kbps                         $482.00

                                             (iii)  Zero  CIR  PVC  Rates.   All
                                             frames will be marked DE. All usage
                                             is  at  the  rate  of  Three  Cents
                                             ($0.0300) per megabyte of delivered
                                             data. Monthly minimum
                                             charges   per  simplex  PVC  will
                                             be  Seven Dollars  ($7.00).
                                             There will be no usage charge cap.

         B.       TERM AND VOLUME COMMITMENTS

                  RATE PLANS: You may select from the following rate plans:

                  1. Month to Month. No term or volume commitments will apply, except PVC monthly minimums. or 2. HyperStream Pricing Plan.

                           (a) if you order HS-FR under the HyperStream Pricing Plan, you will receive discounts on certain HS-FR service elements as follows:

                                    Monthly
                                    HyperStream            Term (years)
                                    Subminimum      1     2     3      4     5
                                    ----------    ---    ---   ---   ----   ---

                                    $  2,000       5%     6%     7%    8%    9%
                                    $  5,000       8%    10%    12%   14%   16%
                  X                 $ 10,000      12%    14%    17%   19%   21%
                                    $ 25,000      14%    17%    20%   23%   25%
                                    $ 50,000      16%    19%    22%   25%   27%
                                    $100,000      18%    21%    24%   27%   30%

                           X identified above in bold determines Customer's term and volume commitment (i.e.2 year-14% discount).

                           (b) If a HyperStream Pricing Plan is selected, then commencing with the seventh full monthly billing cycle if your monthly usage charges for the HS-FR recurring charges fall below the HyperStream Subminimum, then you will pay an underutilization charge equal to one hundred percent (1 00%) of the difference between the amount you purchased in such month and the HyperStream Subminimum.

                           (c) The discount applies to basic month to month charges for the following recurring HS-FR service elements: PVC charges and Port charges (excludes access charges, access coordination charges, taxes and- tax related surcharges). Taxes, tax-related surcharges, access charges, and access coordination charges do not count toward the HyperStream Subminimum.

                           (d) Under the HyperStream Pricing Plan, the start of the term is from implementation of the first service element and lasts through the end
                                    of  the  term   selected.   The  HS-FR  term
                                    commitment  is   independent  of  the  terms
                                    committed to in  individual  Access  Pricing
                                    Plans.

                           (e) In addition to any other early termination charges identified in this Agreement, if you terminate this Agreement before the end of the term selected under the HyperStream Pricing Plan, you will pay an early termination charge equal to a portion of the discounts from the month-to-month basic rates provided to you under this Attachment 2, as follows: For a three (3) year term, 100% of the discount if you terminate in the first year, 75% if you terminate in the second year, or 50% if you terminate in the third year. For a two (2) year term, 1 00% of the discount if you terminate in the first year, 50% if you terminate in the second year. For a one (1) year term, 50% of the discount if you terminate in the first year.

                                   SCHEDULE 3
                         MCI HyperStream(sm) Frame Relay

                             SATISFACTION GUARANTEE

If for any reason Customer is not completely satisfied with HyperStream(sm) Frame Relay at any time before the completion of three (3) full billing months, Customer may:

         o Discontinue HyperStream(sm) Frame Relay with MCI without liability for termination charges;

         o Receive a credit or refund for HyperStream(sm) Frame Relay and associated MCI installation charges; and

         o Receive a credit for or refund of recurring usage charges for HyperStream(sm) Frame Relay and associated service Customer incurred during the Satisfaction Guarantee three 13) month period in an amount up to the amount of reasonable re-installation charges Customer may incur from another carrier for re-installation of the service that Customer had replaced with HyperStream(sm) Frame Relay.

Covered MCI Charges:

         o        Installation charges:

         o        Installation    of    access    circuits    associated    with
                  HyperStream(sm) Frame Relay

         o        Recurring charges:

         o        HyperStream(sm) Frame Relay Ports

         o        HyperStream(sm) Frame Relay Permanent Virtual Circuits (PVCs)

         o        Access coordination

To exercise Customer's rights under this Satisfaction Guarantee, please notify Customer's MCI account representative in writing not later than the close of the third full billing month after initial installation of HyperStream(sm) Frame Relay.

MCI's offer of Satisfaction Guarantee expires if not exercised on or prior to the earlier of (i) three full billing months after initial installation of HyperStream(sm) Frame Relay or (ii) July 31, 1996.

Other than the rights expressly granted in this Satisfaction Guarantee, this Satisfaction Guarantee shall not be construed to create any rights or remedies not otherwise expressly provided for nor expand MCI's obligations under the Attachment 2 for HyperStream(sm) Frame Relay to which this Satisfaction Guarantee is attached.

                                   SCHEDULE 4

                             HyperStream Frame Relay
                             Service Level Guarantee

MCI is committed to providing its customers with quality Domestic HyperStream Frame Relay services. This document defines the specific quality of service levels MCI will seek to maintain while providing Domestic HyperStream Frame Relay Services to Morgan Group, Inc.; herein referred to as Customer. In the event MCI's HyperStream Frame Relay Services fail to perform to the quality of the applicable service levels as defined herein, MCI's sole and exclusive obligations, and Customer's sole and exclusive remedies, shall be as set forth in this Schedule 4.

1.0      Definition

         A Service Level Guarantee (SLG) is a commitment on the part of MCI to attempt to meet specific network and service performance levels.

2.0      Network Availability

         2.1      Description

                           The HyperStream(sm) Frame Relay (HSFR) network availability measurement is equal to the total number of minutes in a calendar month during which core network PVC routes are available to exchange data between the two network infrastructure node end points divided by the total number of minutes in a calendar month ("Network Availability Time"). Network Availability Time is calculated commencing with the date on which the trouble ticket is opened by the customer and ending upon confirmation of resolution with the customer.

                           For purposes of measuring Network Availability Time, the PVC route referenced above includes the HSFR network infrastructure connectivity from infrastructure port to infrastructure port, excluding Customer Premise Equipment and local access lines.

         2.2      Network Availability Objective

                  MCI will  attempt  to achieve a Network  Availability  Time of
                  99.5 % for networks designed with all of the following:

                  o fully meshed network topology or a star network topology in which each remote site has PVCs connected to at least two network hubs engineered to separate infrastructure node , and

                  o        10 or more customer sites are involved in the network

                  MCI will attempt to achieve a Network Availability Time of 99% for any networks not meeting the above requirements.

         2.3      Exclusions

                  Network    Availability   Time   measurements   exclude   HSFR
                  unavailability resulting in whole or in part from one or more of the following causes:

                  o Any act or omission on the part of Customer, customer contractors, and customer vendors (including, but not limited to Motorola)

                  o        Scheduled maintenance

                  o        Labor strikes

                  o        Natural disasters

                  o        Force majeure events beyond the reasonable control of
                           MCI  (i.e.  acts  of  God,   government   regulation,
                           national emergency, etc.)

         2.4      Calculation

                  Customer HSFR Network Availability Time is calculated on a monthly basis

                  Monthly Network Availability Time (%) = 1 - [Total minutes of PVC downtime per month or "Unavailability Percentage"]

                      Total # PVCs x #days in month x 24 hrs x 60min

         2.5      Components of Calculation

                  Total minutes in month, total minutes available, total minutes unavailable, total minutes unavailable due to exclusions, unavailable minutes due to excluded causes, broken down by occurrence (exception) category.

         2.6      Credits

                  o        In the  event  MCI is  unable  to  satisfy  the  HSFR
                           Availability Time objective of 99.5% for two (2) consecutive months, during the service term, Customer will receive a credit equal to five percent (5%) multiplied by the fixed rates for all Port and PVC charges for both the first(1st) and the second (2nd ) month.

                  o        In the  event  MCI in  unable  to  satisfy  the  HSFR
                           Availability  Time  objective  of  99.5 % for a third
                           (3rd) consecutive month, during the service term. Customer will receive a credit equal to ten percent (10%) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI is unable to satisfy the HSFR Network Availability Time objective of 99.5% for a fourth (4th) consecutive month, Customer will have the option to discontinue MCI Service on the Service Element that has failed to satisfy the HSFR Availability Time objective and MCI will reduce the HyperStream. Subminimum by the amount of charges associated with the discontinued Service Element.

3.0      Frame Delivery

         3.1      Description

                  The HyperStream(sm) Frame Relay Frame Delivery is the percentage of frames which are successfully delivered. HSFR Frame Delivery encompasses the successful delivery of frames through the network based on certain factors. The calculations are based on total frames sent through the network according to the following parameters:

                  The percentage of all non-CIR frames that are successfully delivered.

                  The percentage of all CIR frames that are successfully delivered.

         3.2      Frame Delivery Objective

                  99.99% of all frames that do not exceed the Committed Information Rate (CIR) are targeted to be successfully delivered. End to end CIR packet delivery only applies to frames not marked discard eligible.

                  99% of all  non-CIR  frames are  targeted  to be  successfully delivered. Non-CIR packet delivery only applies to frames marked discard eligible, (i.e.; traffic exceeding the subscribed CIR and all zero CIR PVC traffic).

         3.3      Frequency of Calculation

                  HSFR Frame Delivery is calculated monthly based upon the frame delivery statistics as stated in the HyperScope reports minus any applicable exclusions below.

         3.4      Exclusions

                  HyperStream(sm)    Frame   Relay   Service   frame    delivery
                  measurements exclude:

                  o Frames dropped at the infrastructure egress due to improper customer specification of customer's port speeds

                  o Local access and CPE (CPE-upon contract execution provided by Motorola)

                  o        Force majeure events beyond the reasonable control of
                           MCI  (i.e.  acts  of  God,   government   regulation,
                           national emergency, etc.)

         3.5      Credits

                  o In the event MCI is unable to satisfy the HSFR Frame Delivery objective for two (2) consecutive months, during the service term, Customer will receive a credit equal to five percent (5%) multiplied by the fixed rates for all Port and PVC charges for both the first(1st) and the second (2nd ) month.

                  o In the event MCI in unable to satisfy the HSFR Frame Delivery objective for a third (31) consecutive month, during the service term. Customer will receive a credit equal to ten percent (10%) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI is unable to satisfy the HSFR Frame Delivery objective for a fourth (41) consecutive month, Customer will have the option to discontinue MCI Service on the Service Element that has failed to satisfy the HSFR MTTR objective and MCI will reduce the HyperStream Subminimum by the amount of charges associated with the discontinued Service Element.


4.0      Mean Time To Restore (MTTR)

         4.1      Description

                  Mean-Time-To-Restore ("MTTR") is the period of time commencing on the date customer opens on trouble ticket and ending on the date of service restoration (closing of a trouble ticket), calculated as an average of all trouble tickets having the same severity level (as set forth below).

                  MTTR measurements are reported based on the percentage of trouble tickets closed within specific time intervals, grouped by severity level.

                  MCI will assign each trouble ticket a severity level based upon the impact of the service issue on the customer's business:

                  Severity 1 - System down or degraded (limited or no ability to conduct business)

                  Severity 4 - Problem  circumvented  / Inquiries  (no impact to customer business)

         4.2      MTTR Objective

                  HyperStream(sm) Frame Relay MTTR objectives are based upon the severity level of the trouble ticket and proximity to an MCI terminal or field service point of presence "POP" broken down by ticket severity as follows:

                  Severity 1 -MTTR Objective is 4 hrs if within 50-mile radius of MCI terminal and field service POP,
                                       or

                  24 hrs or best-effort basis if outside 50-mile radius of MCI terminal and field service POP

                  Severity 4 - not measured

         4.3      Frequency of Calculation

                  Customer network MTTR will be calculated on a monthly basis.

         4.4      Exclusions

                  MTTR measurements will exclude the following:

                  o Trouble tickets associated with new installations (before new service acceptance by the customer)

                  o        Trouble   tickets  that  are  not   associated   with
                           MCI-provided service

                  o        Required customer premise access is not available

                  o Required customer circuit release for testing is disallowed o Trouble tickets opened by customer for circuit monitoring purposes only o Force majeure events beyond the reasonable control of MCI (i.e. acts of God, government regulation, national emergency, etc.)

         4.5      Calculation

                  Monthly MTTR Average = Sum of minutes between opening and closing of Severity 1 trouble tickets within 30 days Total number of trouble tickets per month

         4.6      Components for Calculations

                  Total number of trouble tickets, total time between opening of trouble tickets and applicable service restoration, with total time of opened trouble tickets subtracting total time of each exclusion category.

         4.7      Credits

                  o In the event MCI is unable to satisfy the HSFR MTTR objective for two (2) consecutive months, during the service term, Customer will receive a credit equal to five percent (5 %) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI in unable to satisfy the HSFR MTTR objective for a third (3rd) consecutive month, during the service term. Customer will receive a credit equal to ten percent (10%) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI is unable to satisfy the HSFR MTTR objective for a fourth (4th) consecutive month, Customer will have the option to discontinue MCI Service on the Service Element that has failed to satisfy the HSFR MTTR objective and MCI will reduce the HyperStream Subminimum by the amount of charges associated with the discontinued Service Element.


5.0      Network Transit Delay


         5.1      Description

                  The HyperStream(sm) Frame Relay Network Transit Delay measures one-way delay between the origination and destination infrastructure ports. It is defined as the time between the LAST bit of a ping packet being sent from the origination infrastructure port to the FIRST bit of the packet received by the destination infrastructure port, in other words between the two MCI HyperStream frame relay points of presence.

         5.2      Network Transit Delay Guarantee

                  Average HSFR one way network transit delay of 70 milliseconds or less in the domestic U.S. and 250 milliseconds or less internationally.

         5.3      Frequency of Calculation

                  Customer gateway to customer gateway network transit delay is tested monthly by MCI as part of standard performance monitoring and capacity planning methodologies. Any customer incident where network transit delay is measured or suspected to be greater than the levels stated above will be considered an abnormal situation and will be addressed through established trouble handling procedures (e.g., a ticket opened and technicians work through the problem until the performance is back to acceptable levels).

         5.4      Exclusions

                  The network transit delay parameters are not guaranteed during disaster situations where a major network component such as a backbone link or gateway switch is down hard and the network is in an emergency reroute configuration. Also, HyperStream Network Transit Delay measurements exclude ping packets that are not returned, and ports over which the transit delay is measured can not be more than 5% utilized during any hour over which transit delay measurements are taken.

                  Customer calculations of end to end network transit delay must exclude access serialization delay (calculated as defined below), access circuit propagation delay, any delay induced by congestion on the access link, and any CPE induced delay such as that caused by high router utilization levels. The frame size for the test must be no more than two hundred (200) bytes in length, including protocol overhead. Customer tests must also consist of a minimum of 60 ping tests evenly distributed over a 6 hour period.

         5.5      Components for Calculations

                  If you are attempting to calculate cpe to cpe delay, the following are components you will have to consider in addition to the MCI published network delay:

                  o         access/egress link utilization

                  o         cpe nodal processing time at each end.

                  o         local loop propagation factor   = .008 ms/mile

                  o         backhaul (mci pop to frame switch) = .008 ms/mile

                  o         INGRESS/EGRESS SERIAL DELAY (ms) =

                                     (Packet size in bytes)x8xI000
                                     ------------------------------
                                         Access speed in bps

         5.6      Credits

                  o In the event MCI is unable to satisfy the HSFR Transit Delay objective for two (2) consecutive months, during the service term, Customer will receive a credit equal to five percent (5%) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI in unable to satisfy the HSFR Transit Delay objective for a third (3rd) consecutive month, during the service term. Customer will receive a credit equal to ten percent (10%) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI is unable to satisfy the HSFR Transit Delay objective for a fourth (4th) consecutive month, Customer will have the option to discontinue MCI Service on the Service Element that has failed to satisfy the HSFR MTTR objective and MCI will reduce the HyperStream Subminimum by the amount of charges associated with the discontinued Service Element.

         6.0      Credit Limitation

                  In the event the customer experiences network or service performance for HSFR at levels below stated MCI objectives for Network Availability Time, MTTR, Network Transit Delay, or HSFR Frame Delivery during the same month, customer shall only be entitled to receive credits, if any, pursuant to one (1) of the applicable credit sections.

                   networkMCI ONE SPECIAL CUSTOMER ARRANGEMENT


This networkMCI ONE Special Customer Arrangement together with all Attachments hereto (this "Agreement") is made by and between MCI TELECOMMUNICATIONS CORPORATION ("MCI") and MORGAN DRIVE AWAY, INC. ("Customer"), is binding on Customer upon execution and delivery of this Agreement by Customer to MCI (the "Effective Date"). Provided that this Agreement is subsequently accepted by MCI, the rates, discounts, charges and credits set forth herein shall be effective the first day of the second billing cycle following the Effective Date (the "Commencement Date"). All capitalized terms used in this Agreement and not defined herein will have the meaning ascribed to them in MCI Tariff FCC No. 1.

         1. Service Provisioning and Receipt. MCI will provide to Customer international, interstate, intrastate and local telecommunications "service(s)" (as hereinafter defined) pursuant to the applicable tariffs and price lists of MCI and its U.S.-based affiliates (individuals, a "Tariff" and collectively, the "Tariffs"), each as supplemented by this Agreement to the extent permitted by law. This Agreement incorporates by reference the terms of each such Tariff. MCI may modify its Tariff from time to time in accordance with law and thereby affect the services furnished to Customer. This Agreement is a "Specialized Customer Arrangement" as defined in Section B-17.03 of the Tariff.

                  If prior to the expiration of the "Term" (as hereinafter defined) of this Agreement, MCI voluntarily or involuntarily as a result of government or judicial action cancels, in whole or in part, any tariff on file with the Federal Communications Commission ("FCC"), where the affected provisions prior to such cancellation applied to any service(s) MCI provides under this Agreement, then effective on such cancellation and for the remainder of the Term, this Agreement shall consist of the following, in order of precedence from (a) through (c):

                  (a)      MCI   Tariff   provisions   that   remain  in  effect
                           ("Effective Tariffs"), as MCI may amend from time to time in accordance with law, and

                  (b) Specific provisions contained in this Agreement that expressly apply in lieu of, or that apply in addition to, provisions contained in Effective Tariffs and/or in MCI's standard Guide to Services and Pricing ("Price Guide"), and

                  (c) Provisions contained in the Price Guide to the extent that (a) and (b) above are not applicable. MCI may amend the Price Guide from time to time and will maintain the Price Guide open for public inspection at one or more offices during normal business hours. Immediately prior to the cancellation of any tariff provisions applicable to service(s) provided under this Agreement, MCI shall incorporate such provisions into the Price Guide and if MCI fails to incorporate any such provisions, such provisions shall be deemed incorporated into this Agreement as if MCI had so incorporated such provisions in the Price Guide.

                  In all events, the applicable rates and rate schedules shall continue to be subject to any discounts, waivers, credits, of restrictions on rate changes that may be contained in this Agreement. Where rate and/or discount adjustments would have been made by reference to any canceled tariff rate, rate schedule, discount and/or discount schedule, these adjustments shall instead be made by reference to the Price Guide. To the extent that any adjustment to tariffed rates, rate schedules, discounts and/or discount schedules is permitted under this Agreement, such adjustment may be made by MCI to its Price Guide.

         2. Tariff Option. MCI shall, if required, file a Tariff option (a "Tariff Option") consistent with the terms of Attachment A, which is incorporated into this Agreement by this reference, and applicable regulatory authority.

         3. Confidential Information. Customer will not disclose to any third party during the Term, or during the three (3) year period after expiration or termination of this Agreement, any of the terms and conditions of this Agreement unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any legal proceeding establishing rights and obligations under this Agreement. MCI reserves the right to terminate this Agreement by giving written notice to Customer in the event of any unpermitted disclosure hereunder.

         4. Governing Law. This Agreement, and all causes of action arising out of this Agreement, will be subject to the Communications Act of 1934, as amended (the "Act"), or, if any part of this Agreement is not governed by the Act, by the domestic law of the State of New York without regard to its choice of law principles.

         5. Waiver. No waiver of any of the provisions of this Agreement shall be binding unless it is in writing and signed by the party making the waiver. No waiver shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, and no waiver shall be deemed, or shall constitute, a continuing waiver.

         6. Notices. All notices, requests, or other communications (excluding invoices) hereunder will be in writing and either transmitted via facsimile, overnight courier, hand delivery or certified or registered mail, postage prepaid and return receipt requested to the parties at the addresses below or such other addresses as may be specified by written notice. All notices will be effective when received.

         7. Severability. All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions will not affect the validity or enforceability of the remaining provisions. The remaining provisions will be construed in such a manner as to carry out the full intention of the parties. Section titles or references used in this Agreement will not have substantive meaning or content and are not a part of this Agreement.

         8. Entire Agreement. This Agreement, together with the Tariffs, the Attachments to this Agreement, and any optional cellular, paging HyperStream Frame Relay, an Local Service agreements entered into by Customer, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all other representations, understandings or agreements which are not expressed herein, whether oral or written. No amendment to this Agreement will be valid unless in writing and signed by both parties.

         9. Optional Cellular and Paging Services. Should Customer choose to order networkMCI Cellular Service or networkMCI Paging
                  Service, subject to availability and Customer's enrollment under an MCI approved and accepted month to month cellular or paging term plan agreement, Customer shall receive during the term of this Agreement only (and in lieu of all other discounts): (i) a discount equal to ten percent (10%) on all paging service elements eligible for discount under the terms of MCI's paging agreement, and (ii) a discount equal to ten percent (10%) on all cellular service elements eligible for discount under the terms of MCI's cellular agreement. Separate credit and payment terms may apply.

         10.      Domestic MCI HyperStream Frame Relay Service.

                  (a) During each month of the Term, the Customer agrees to purchase not less than the amount identified in
                           Section 3.1 below of MCI HyperStream Frame Relay Service.

                  (b) During each month of the Term, the Customer shall receive a discount equal to seventeen percent (17%) which will be applied to Customer's recurring MCI HyperStream Frame Relay Service port and PVC usage charges (exclusive of applicable taxes, surcharges, access/egress (or related) charges).

         11. Optional MCI Local Service. Where MCI has received applicable regulatory approval and filed the necessary tariff(s), and Customer elects to enroll in an MCI Local Service Term Plan, Customer will receive a 10%, 15%, or 20% discount (based upon the length of the Term herein) on its eligible monthly charges for MCI facilities based on local exchange service. MCI Local Service is provided by MCImetro Access Transmission Services, Inc., and is subject to the terms and conditions of the MCI
                  Local Service Term Plan program set forth in the applicable tariffs or price lists.

         12. Acceptance Deadline. This Agreement shall be of no force and effect and the offer contained herein shall be withdrawn unless this Agreement is executed by Customer and delivered to MCI on or before September 30, 1997.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the dates set forth below.

MORGAN DRIVE                             MCI TELECOMMUNICATIONS
AWAY, INC.                                        CORPORATION

2746 U.S. 20 West, P.O. Box 1168                  Three Ravinia Drive
Elkhart, Indiana 46515                            Atlanta, Georgia  30346

/s/ Richard B. DeBoer
Richard B. DeBoer                                 Jon McGuire, Vice President

September 30, 1997
Date                                                          Date

                            ATTACHMENT A TO AGREEMENT

This Attachment A to the Agreement contains the rates, discounts and certain other provisions applicable to the Services provided to Customer pursuant to the Agreement.

1. Term; Ramp Period; Contract Year. The "Term" will begin on the Effective Date and end two (2) years following the Commencement Date. Each consecutive twelve (12) month period of the Term commencing on the Commencement Date and on each anniversary thereof will be a "Contract Year".

2.       Selected Definitions.

         2.1 "Base Rates" shall mean the rates as reduced by the discounts (if any) provided to Customer pursuant to this Agreement or for "Services" (as hereinafter defined) not specifically set forth herein, the rates set forth in the Tariffs following application of all applicable tariffed discounts.

         2.2 "Postalized Rates" shall refer to per minute rates for Services that are nondistance- sensitive.

         2.3      "Services"   shall   refer   to  any  one  or  more  of  those
                  telecommunications services provided to Customer pursuant to the Tariffs.

         2.4 "Usage Charges" shall mean Customer's recurring usage charges for the Services calculated at Base Rates. Usage Charges do not include the following: (i) taxes and tax related surcharges; (ii) charges for any non-Tariffed services; (iii) charges for equipment and collocation; and (iv) charges incurred where MCI or an MCI affiliate acts as agent for Customer in the acquisition of goods or services.

3. Annual Minimum. During each Contract Year, Customer's Usage Charges must equal or exceed Eight Hundred Forty Thousand Dollars ($840,000) (the "Annual Minimum").

         3.1 During each month of the Contract Years, Customer's MCI HyperStream Frame Relay port and PVC Usage Charges must equal or exceed Ten Thousand Dollars ($10,000) (the "Monthly HyperStream Subminimum").

4. Rates and Discounts for the Services. Except as expressly provided to the contrary, the rates, charges, discounts and/or credits set forth herein are in lieu of, and not in addition to, any other rates, charges, discounts and/or credits (tariffed or otherwise). For Services not specifically set forth herein, Customer will be charged MCI's standard Tariffed rates. References in this Attachment A to standard Tariffed rates and/or discounts refer to the corresponding standard rates and/or discounts set forth in the applicable Tariffs for such Service(s) and in the event that MCI voluntarily or involuntarily as a result of government or judicial action cancels in whole or in part any tariff on file with the Federal Communications Commission, such references shall refer to the corresponding, rates and/or discounts set forth in the Price Guide for such Service(s). All references to "intrastate" and "interstate" contained herein shall refer to domestic Services only.

         4.1 networkMCI One Service. Customer will pay the following rates for networkMCI One Service:

                  4.1.1 Interstate networkMCI One Service. Customer will pay the following Postalized Rates for networks One Outbound Service, including interstate networkMCI One Card Service, based on call type. These Postalized Rates will be adjusted on the first day of each January during each calendar year of the Term by an amount equal to the same percentage by which standard Tariffed interstate networkMCI One Service rates were adjusted during the immediately preceding calendar year. These Postalized Rates will fluctuate with changes in the Tariff, not to exceed a maximum increase or decrease of three percent (3%) per annual period. Such adjustments shall be made on a prospective basis only. No retroactive adjustments will be made to previous years during the Term of this Agreement.

                                    Call Type                  Rate Per Minute
                                    Dedicated/Dedicated              $0.0870
                                    Switched/Dedicated               $0.1070
                                    Dedicated/Switched               $0.1070
                                     Switched/Switched               $0.1570

                      4.1.1.1 Customer will receive a fixed discount of thirty seven percent (37%) off the Postalized Rates described in Section 4.1.1 above to be applied to Customer's monthly Usage Charges for said Service.

                           4.1.2 Customer will pay the following Postalized Rates for networkMCI One Toll Free Service, based on termination type. These Postalized Rates will be adjusted on the first day of each January during each calendar year of the Term by an amount equal to the same
                                    percentage   by  which   standard   Tariffed
                                    interstate networkMCI One Service rates were adjusted during the immediately preceding calendar year. These Postalized Rates will fluctuate with changes in the Tariff, not to exceed a maximum increase or decrease of three percent (3%) per annual period. Such adjustments shall be made on a prospective basis only. No retroactive adjustments will be made to previous years during the Term of this Agreement.

                                    Termination                 Rate Per Minute
                                    Direct Access Line                $0.1070
                                    Business Line                     $0.1570

                      4.1.2.1 Customer will receive a fixed discount of thirty seven percent (37%) off the Postalized Rates described in Section 4.1.2 above and off Dynamic Routing Charges as described in the Tariff, to be applied to Customer's monthly Usage Charges for said Service.

                  4.1.3 International networkMCI One and networkMCI One Toll Free Service. For international [toll free and/or outbound] networkMCI One Service, including international networkMCI One Card Service, Customer will pay standard Tariffed rates less a fixed ten percent (10%) discount off standard Tariffed rates, including Canada.

                  4.1.4 Intrastate networkMCI One and networkMCI One Toll Free Service. For intrastate [toll free and/or outbound] networkMCI One Service, including intrastate networkMCI One Card Service, Customer will pay standard Tariffed rates without application of any discounts (tariffed or otherwise).
                           except as described in Section 5.2 below.

                  4.1.5 networkMCI One Card Surcharge. Notwithstanding anything herein to the contrary, Customer will pay a thirty five cent ($0.35) per call surcharge for all networkMCI One Card calls.

         4.2 networkMCI Audio Conferencing. Customer will pay the following rates for networkMCI Audio Conferencing Service.

                           In lieu of standard Tariffed rates, for all networkMCI Audio Conferencing Service, Customer will be charged the following, per-minute per bridge port rates (with rounding to the next higher full minute). In addition, MCI will waive per bridge port set-up fees.

                                    Service                            Rate
                                    Attended Meet-Me Service*          $.3500
                                    Unattended Meet-Me Service         $.3400
                                    Attended Toll Meet-Me Service      $.2300
                                    Unattended Toll Meet-Me Service    $.2100

                           * includes Dial-Out Service, Personal Toll Free Meet-Me Service, and Toll Free Meet-Me Service

         4.3 Dedicated Access Services. Customer subscribes to and will receive the discounts off local loop charges only for channelized and unchannelized T-1 access, DSO access and DDS access and analog access provided pursuant to MCI's three (3) year Access Pricing Plan ("APP").

         4.3.1 In addition to the discount described in Section 4.3 above, the Customer will receive a thirty percent (30%) discount on its MCI monthly recurring charges under this Agreement for up to ten (10) MCI provided T-1 digital access channels and associated access coordination and central office connection charges, provided such channels are installed for use with MCI Services and are billed on MCI invoices. This monthly discount will be applied to Customer's T-1 carrier charges for domestic interstate service (as long as Customer makes payment pursuant to this Agreement). Customer shall also be eligible for the T-1 Digital Access Install Waiver Promotion, pursuant to the Tariff.

         4.4 Dedicated Leased Line Services. For MCI Dedicated Leased Line Services, Customer will pay standard Tariffed rates less the discounts associated with the three (3) year and Fifty Thousand Dollar ($50,000) Network Pricing Plan as set forth in the Tariff. The standard term and volume commitments set forth in the Tariff will not apply.

         4.5 Charges Not Eligible For Discount. The rates and discounts set forth in this Section 4 do not apply to the following: charges for MCI Services other than those set forth in Section 4; non-Tariffed products; access or egress (or related) charges imposed by third parties; standard Tariffed non-recurring charges, calling card surcharges and taxes or tax-like surcharges.

5.       Credits.

         5.1 Installation Credit. Customer shall receive credits in the aggregate of up to Forty Five Thousand Dollars ($45,000)
                  Dollars for the one-time installation and other one-time, nonrecurring, standard (non-expedite) charges associated with the implementation of domestic Services under this Agreement. Such credits will be issued from time to time throughout the Term as MCI services are installed by Customer and shall be applied following, application of all standard Tariffed installation promotions.

         5.2 Interstate Service Credits. Customer will receive a monthly recurring credit (the "Interstate Service Credit") to be applied to Customer's interstate Usage Charges of Services hereunder equal to the sum of. (i) the product of a fixed twenty five percent (25%) discount multiplied by Customer's intrastate networkMCI One Usage Charges for the immediately preceding month at standard Tariffed rates plus (ii) a fixed discount of twenty five percent (25%) multiplied by Customer's intrastate networkMCI One Toll Free Usage Charges for the immediately preceding month at standard Tariffed rates. Notwithstanding the foregoing, in no event shall the amount of any such Interstate Service Credit exceed Customer's interstate Usage Charges for the month in which such credit is to be applied.

         5.3 Revenue Stimulation Credits. At the end of each Contract Year, the Customer will receive a one-time credit for that year that corresponds to the Annual Usage Amounts* identified below. Such credit shall be applied in the form of a dollar amount to Customer's domestic interstate Usage Charges (exclusive of applicable taxes, surcharges, access/egress (or related) charges) in the thirteenth (13th) and twenty fifth (25th) months of the Term.

                          Annual Usage
                           Amounts                Credit Amount
                           -------                -------------
                  125% of Annual Minimum          1% of annual usage
                  140% of Annual Minimum          1.75% of annual usage

                  *For purposes of this Section 5.3, only revenue that counts towards the satisfaction of the Annual Minimum will be measured.

6. Underutilization. If in any Contract Year, Customer's Usage Charges are less than the applicable Annual Minimum, then Customer will pay: (1) all accrued but unpaid usage and other charges incurred by Customer; and (2) an underutilization charge (which Customer agrees is reasonable) equal to one hundred percent, (100%) of the difference between Customer's Usage Charges during such Contract Year and the applicable Annual Minimum.

         6.1 HyperStream Underutilization. If in any month of the Contract Years, Customer's MCI HyperStream Frame Relay Usage Charges are less than the applicable Monthly HyperStream Subminimum, then Customer will pay: (1) all accrued but unpaid usage and other charges incurred by Customer; and (2) an underutilization charge (which Customer agrees is reasonable) equal to one hundred percent (100%) of the difference between Customer's MCI HyperStream Frame Relay Usage Charges during such month of the Contract Year and the applicable Monthly HyperStream Subminimum.

7. Termination Liability. If (1) Customer terminates this Agreement during the Term, for reasons other than (i) for "Cause" (as hereinafter defined) or (ii) to take service under another arrangement with MCI having equal or greater term and volume requirements or (2) MCI terminates this Agreement for Cause, Customer will pay within thirty
         (30) days after such termination: (a) all accrued but unpaid usage and other charges incurred through the date of such termination (b) an amount equal to one hundred percent (100%) of the aggregate of the Annual Minimum(s) (or pro rata portion thereof for partial Contract
         Year) that would have been applicable for the remaining unexpired portion of the Term on the date of such termination and (c) any and all credits received by Customer hereunder (exclusive of credits for the Interstate Service Credits), in full, without setoff or deduction. As used herein, "Cause" shall mean a failure of the other party to perform a material obligation under this Agreement which failure is not remedied by the defaulting party within thirty (30) days after receipt of written notice thereof.

8. Payment Arrangements. Customer is required to pay MCI for Services within twenty-five (25) days after Customer's receipt of MCI's invoice.

9.       Exclusivity Requirement.

         9.1      Customer   agrees  it  shall  use  MCI   exclusively   as  its
                  interexchange carrier ("IXC") during the Term hereof for ninety five percent (95%) of all IXC services for which Customer is not contractually committed at the execution of this Agreement [including, without limitation, inbound toll free services, outbound voice services, conference calling services, domestic and international outbound, and domestic and international data services.] Compliance with the foregoing exclusivity covenant shall be measured on a monthly basis based on Customer's dollar usage of all IXC services.

         9.2 After the Effective Date of this Agreement, but not more than once annually, MCI may request, and Customer shall provide to MCI in writing, Customer records, data and invoices pertaining to its total IXC service usage for the most recent twelve (12) month period preceding the request. MCI may review this information for the sole purpose of determining Customer's compliance with the exclusivity covenant set forth in this Section.

10.      MCI Local Service.

         (i) From time to time during the Term, MCI or an MCI affiliate may offer local access or local exchange telephone services (collectively, "Local Service"). As of the Effective Date, Local Service is provided by MCImetro Access Transmission Services, Inc. "Local Service Charges" (as defined below) will contribute to Customer's Annual Minimum, but will not be eligible to receive any discounts under this Agreement unless otherwise expressly stated. For purposes of this Agreement, "Local Service Charges" means MCI's tariffed or standard rates and charges for Local Service, net of associated credits or discounts, and includes applicable monthly usage and monthly recurring, charges, local line charges, analog and digital trunk charges, and Direct-Inward Dialing analog, digital and number charges. Local Service Charges do not include charges for Bell Operating Company resold local exchange services within the meaning of Section 251(c)(4) of the Telecommunications Act of 1996, Directory Assistance charges and surcharges, charges for enhanced services (such as charges for voice mail or call manager), non-recurring charges, Operator Services charges and surcharges, access/egress (or related) charges imposed by a third party other than MCI or an MCI affiliate, applicable sales, use, excise, utility, and gross receipts taxes and other similar tax-like surcharges.

         (ii) Where MCI has received the applicable regulatory approval and filed the necessary tariff(s), Customer will be automatically enrolled in an MCI Local Service Term Plan and will receive a twenty percent (20%) discount on its eligible monthly charges for

                  MCI facilities-based local exchange service. Enrollment in the MCI Local Service Term Plan is subject to the terms and conditions of the MCI Local Service Term Plan program set forth in the applicable tariffs or price lists.

11. Quality Assurance. Notwithstanding the provisions of Section 7 ("Termination Liability") above, Customer shall be permitted to terminate during the Term, without liability or further obligation, except for charges incurred up to the date of termination, a circuit that experiences "MCI-caused" quality deficiencies that are demonstrated by Customer to affect adversely and materially Customer's telecommunications applications (such a termination under this clause shall constitute a "Termination for Quality Assurance"). As used herein, "MCI-caused" shall mean MCI acts or omissions regarding the provision of a circuit to Customer. A Termination for Quality Assurance shall not be effective unless Customer has reported troubles on a circuit-specific, ANI basis to (and received a corresponding trouble ticket number from) MCI's Support Center and a period of not less than thirty (30) days after receipt of Customer's written notice of termination has elapsed during which time MCI fails to correct such MCI-caused quality deficiencies for such circuit. Such thirty (30) day period shall commence upon MCI's receipt of Customer's written notice and will not re-commence if the same MCI-caused quality deficiencies occur again for such circuit during said thirty (30) day period.

12.      Provisions for Service Interruptions.

         (a)      Credit Allowance for Service Interruptions.

                  Customer shall be entitled to Credit Allowances for Service Interruptions in accordance with Section B.15 of the Tariff. A Service Interruption begins when Customer reports the interruption to MCI and releases the "Service Element" (as hereinafter defined) for testing and repair and ends when MCI retenders the Service Element to Customer. For the purpose of determining compliance with the Annual Minimum, MCI will not reduce monthly charges by the amount of Credit Allowances applied. For purposes of this Agreement, "Service Element" refers to the specific MCI service affected at the specific geographic Customer location affected.

         (b)      Partial Discontinuance without Liability.

                  Customer may discontinue receipt of service on a Service Element at any time without liability except as otherwise expressly provided for in the applicable Tariff or this
                  Agreement (an example of such a provision might be where a private line installation charge is waived but is to be assessed if the line is not in place for a minimum period). If Customer discontinues receipt of service on a Service Element having chronic Service Interruptions and does not take substitute service from MCI, the Annual Minimum for purposes of assessing underutilization charges shall be reduced by the average monthly charges for the discontinued Service Element measured over the last three (3) billing months prior to discontinuation multiplied by twelve (12). A Service Element with chronic Service Interruptions is one on which there have been three (3) or more Service Interruptions, each consisting of thirty (30) or more minutes, totaling twenty-four (24) or more hours within three (3) consecutive calendar months.

13.      Technology Upgrade.

         (a) In the event that: (i) Customer is unable to satisfy the Annual Minimum solely as a result of a Customer's migration from Services to enhanced services of MCI which are not includable in determining Customer's compliance with the Annual Minimum ("MCI Enhanced Services") and (ii) Customer certifies to MCI in writing that: (x) it has not substituted services provided by other vendors in place of the Services and (y) it is not able to substitute for such migrated usage other telecommunications services provided to Customer by other vendors, then MCI agrees to reduce the Annual Minimum by the Customer's minimum volume requirement, calculated on an annual basis, for such MCI Enhanced Service(s) pursuant to its agreement with MCI governing such usage.

         (b) Following the establishment by MCI of a revised Annual Minimum as set forth above in Section 13(a), the revised Annual Minimum shall replace the Annual Minimum throughout this Agreement and Customer shall remain liable for charges pursuant to this Agreement, including, without limitation, those charges set forth in Sections 6 and 7 hereof, based on the revised Annual Minimum. Notwithstanding anything herein to the contrary, in the event of the establishment of a revised Annual Minimum, MCI may increase the rates provided and/or lower the discounts to Customer hereunder by sending at least thirty (30) days' prior written notice thereof to Customer.

14.      Business Downturn.

         (a) In the event that Customer is unable to meet the Annual Minimum, notwithstanding Customer's best efforts to do so, or anticipates that it will be unable to meet the Annual Minimum, notwithstanding Customer's best efforts to do so, and Customer establishes the foregoing to MCI's satisfaction and such failure results solely from a business downturn beyond Customer's control, which materially and permanently reduces the size or scope of Customer's operations and the volume of Services required by Customer hereunder, then MCI agrees to reduce the Annual Minimum by the product of the average monthly demonstrated purchases displaced by such business downturn multiplied by twelve (12). By way of illustration and not by limitation, business downturn shall not include a change in Customer's usage of Services hereunder resulting from a decision by Customer to: (i) reduce its overall use of telecommunications services; (ii) alter its telecommunications network architecture; or (iii) transfer portions of its telecommunications traffic or projected growth to carriers other than MCI. This Section 14(a) shall also not apply during the first Contract Year of the Term, and thereafter, may only be used one (1) time during the Tenn. Customer shall give MCI immediate notice of the conditions it believes will require the application of this Section 14(a) and provide copies of documentation and/or data demonstrating the resulting decrease in usage of Services hereunder.

         (b) Following the establishment by MCI of a revised Annual Minimum as set forth above in Section 14(a), the revised Annual Minimum shall replace the Annual Minimum throughout this Agreement and Customer shall remain liable for charges pursuant to this Agreement, including, without limitation, those charges set forth in Sections 6 and 7 hereof, based on the revised Annual Minimum. Notwithstanding anything herein to the contrary, in the event of the establishment of a revised Annual Minimum, MCI may increase the rates and/or lower the discounts provided to Customer hereunder by sending at least thirty (30) days' prior written notice thereof to Customer.

15.      Business Divestiture.

         (a) In the event that (i) Customer is unable to satisfy the Annual Minimum solely as a result of a "Business Divestiture" (as such term is hereinafter defined) and (ii) Customer certifies to MCI in writing that it has not substituted services provided by other vendors in place of the Services and it is not able to substitute for such diminished MCI usage other telecommunications services provided to Customer by other vendors, then MCI agrees to reduce the Annual Minimum by the product of the average monthly purchases attributable to such Business Divestiture during the six (6) months (or in the event that such Business Divestiture occurs prior to the sixth
                  (6th) monthly billing cycle of the Term, during the monthly billing cycles since the Commencement Date) preceding such Business Divestiture multiplied by twelve (12). For purposes of this provision, "Business Divestiture" shall mean the sale or divestiture by Customer of a subsidiary, affiliate or significant operating unit that uses Services hereunder. Customer shall give MCI immediate notice of a Business Divestiture and shall promptly provide to MCI in writing, documentation satisfactory to MCI which establishes that a Business Divestiture has occurred.

         (b) Following the establishment by MCI of a revised Annual Minimum as set forth above in Section 15(a), the revised Annual Minimum shall replace the Annual Minimum throughout this Agreement and Customer shall remain liable for charges pursuant to this Agreement, including, without limitation, those charges set forth in Sections 6 and 7 hereof, based on the revised Annual Minimum. Notwithstanding anything herein to the contrary, in the event of the establishment of a revised Annual Minimum, MCI may increase the rates and/or lower the discounts provided to Customer hereunder by sending at least thirty (30) days' prior written notice thereof to Customer.

                     MCI HyperStream(sm) Frame Relay Service

                          ENROLLMENT FORM AND AGREEMENT
MCI

                  MCI HyperStream(sm) Frame Relay Service is subject to the terms of this Enrollment Form and Agreement ("Agreement"), including any attachments and documents incorporated by reference.

Morgan Group, Inc.                   MCI Telecommunications Corporation
         Customer Name

28651 U.S. 20 West
         Street Address              Authorized MCI Signature

Elkhart, IN 46515
         City/State/Zip              Print Name and Title


         Customer Signature          MCI Acceptance Date

                                     Valid only if executed by Customer
                                     and returned to MCI by January 19, 1996
         Print Name and Title        and subsequently accepted by MCI.


         Customer Signature Date

--------------------------------------------------------------------------------


                              TERMS AND CONDITIONS

1. Definitions. "MCI" refers to MCI Telecommunications Corporation. "HyperStream(sm) Frame Relay" means MCI's frame-based data networking service, an enhanced service, as described in the HyperStream(sm) Frame Relay Service Description, as revised from time to time, which is attached hereto as Attachment 1.

2.       Service Terms.

         a. MCI will furnish the HyperStream(sm) Frame Relay services (the "Services") to Customer pursuant to the terms of this Agreement. This Agreement incorporates by reference the Rules and Regulations contained in MCI Tariff FCC No. 1 (the "Tariff"), with specific reference to Section 8.4.02 thereof, as the Tariff may be modified from time to time by MCI in accordance with applicable law, except as expressly varied or supplemented herein. Other than as expressly set forth herein, MCI DISCLAIMS ALL WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR

                  PURPOSE. In no event shall MCI be liable to Customer or any third party for indirect, incidental or consequential damages, even if aware of the possibility thereof. In the event of any inconsistency between this Agreement and the terms the Tariff, the terms of this Agreement shall govern. This Agreement is the complete agreement between Customer and MCI for the services subject to this Agreement and supersedes any prior written or oral agreements and understandings concerning the Services.

         b. Customer acknowledges that MCI has been ordered by the Federal Communications Commission (the "FCC") to provide the Services pursuant to a tariff filed with the FCC. MCI and Customer agrees that as of the date that MCI tariffs the Service: (1) This Agreement is subject to said tariff; and (2) the parties will promptly execute appropriate additional agreements and amendments to this Agreement, the effect of which shall be to eliminate the Services from this Agreement and to incorporate the Services into an agreement for MCI tariffed services. Customer acknowledges and agrees that MCI shall have no obligation to include any other nontariffed service or equipment provided under this Agreement or any charges payable for such service or equipment in any such agreement for tariffed services. In the event the FCC significantly and materially alters the terms and conditions contained herein, MCI and Customer will cooperate in efforts to develop a mutually agreeable alternative proposal that will address the concerns of both parties and comply with all applicable legal and regulatory requirements and restrictions.

         c. With the exception of revisions to the Tariff made in accordance with applicable law, this Agreement may only be amended ir writing signed by authorized representatives of the parties.

3.       Rates and Charges.  Attachments  2 and 3 to this  Agreement,  which are incorporated herein by reference, contain the applicable rates and charges for the Services provided hereunder. Revisions of the applicable rates and charges may become effective upon revisions of any applicable tariff provisions (if the service is offered under tariff) or upon notification that MCI has revised the applicable rates and charges (if the service is not offered under tariff). Any other service Customer orders from MCI or any of its affiliates will not be subject to the terms of this Agreement.

4. Term. The initial term of this Agreement shall commence on the MCI Acceptance Date and shall be coterminous with the MCI Corporate Service Plan Agreement, signed by the Customer on December 5, 1994 and subsequently accepted by MCI on January 4, 1995, as amended. After the initial term, the service arrangement shall continue month to month, unless terminated by Customer or MCI on thirty 130) days' written notice.

5. Governing Law. The provision of service under this Agreement is subject to and shall be interpreted in accordance with the terms of the Communications Act of 1934, as administered by the Federal Communications Commission.

6. Nondisclosure. Customer agrees not to disclose the financial provisions of this Agreement to any third party during the term and for one (1) year after termination, except that this provision does not apply to information in the public domain or information which is lawfully required to be disclosed. MCI reserves the right to terminate the provision of service under this Agreement if there is any unpermitted disclosure.

                                  ATTACHMENT 1

                   HyperStream Frame Relay Service Description

Overview

HyperStream Frame Relay Service is a packet-oriented interLATA data transport service. At the originating customer promises Motorola provided equipment (equipment provided pursuant to a separate agreement) places the data into packets and gives each packet a terminating address. MCI routes the packets over the MCI network to the terminating address. HyperStream Frame Relay is available at speeds up to 1.544Mbps (where clear channel access is available).


Technical Description

HyperStream Frame Relay operates at layer two of the OSI model and is designed to conform to the ANSI T1.617 Annex D Standard.


Access

Customers obtain access to HyperStream Frame Relay via dedicated digital facilities, only. MCI will provide access under the terms of its filed and effective tariffs or customer may obtain access via alternate access vendors.


Customer Promises Equipment (CPE)

Customer may provide required CPE or may obtain CPE from MCI under separate agreement.

Availability

HyperStream Frame Relay is available between cities listed in MCI Tariff FCC No. 1, Section C. 1 2, Table IV, Part A, as amended from time to time, or any successor tariff.

Performance Criteria

MCI shall provide Customer certain performance criteria for domestic HyperStream Frame Relay Service as identified in Attachment 4, hereto attached and incorporated by reference.

                                  ATTACHMENT 2
               DOMESTIC HYPERSTREAM FRAME RELAY RATES AND CHARGES


HYPERSTREAM FRAME RELAY DOMESTIC PRICING

         A.       RATES AND CHARGES: Basic Month-to-Month Rates and Charges.

                  1.       Installation Charges.

                           (a) Access Lines -- Per Tariff (if MCI provided) or alternate access vendor

                           (b)      Per Port (each location) -- $300.00

                           (c) Per Permanent Virtual Circuit (PVC) -- $15 simplex

                  2.       Reconfiguration Charges.

                           (a) Access Lines - Per Tariff (if MCI provided) or alternate vendor

                           (b)      Per Port (each Location) -- $300.00

                           (c)      Per PVC - $15.00 simplex

                  3.       Monthly Recurring Charges.

                           (a) Access line charges -- Per Tariff (if MCI provided) or alternate vendor

                           (b) Port Charges -- All port charges are applicable per port (per location). Port charges depend upon the port speed selected by you.

                                    Port Speed Selected             Rate/Month

                                    56/64 Kbps                       $  180.00
                                    112/128 Kbps                     $  336.00
                                    224/256 Kbps                     $  394.00
                                    336/384 Kbps                     $  578.00
                                    448/512 Kbps                     $  735.00
                                    672/768 Kbps                     $  946.00
                                    896/1024 Kbps                    $1,178.00
                                    1344/1536 Kbps                   $1,470.00

                           (c) PVC Charges -- PVC rates are either fixed or usage based. Usage based charges are either on a committed information rate (CIR) or zero CIR basis.

                                    (1)      Fixed CIR PVC Rates. You select the
                                             fixed CIR per  simplex  PVC and pay
                                             one monthly usage charge per PVC.

                                    CIR Speed Selected        Rate/Month

                                    16 Kbps                   $   37.00
                                    32 Kbps                   $   57.00
                                    48 Kbps                   $   77.00
                                    64 Kbps                   $   97.00
                                    128 Kbps                  $  177.00
                                    192 Kbps                  $  257.00
                                    256 Kbps                  $  337.00
                                    320 Kbps                  $  417.00
                                    384 Kbps                  $  497.00
                                    448 Kbps                  $  577.00
                                    512 Kbps                  $  657.00
                                    576 Kbps                  $  729.00
                                    640 Kbps                  $  801.00
                                    704 Kbps                  $  873.00
                                    768 Kbps                  $  945.00
                                    832 Kbps                  $1,010.00
                                    896 Kbps                  $1,075.00
                                    960 Kbps                  $1,140.00
                                    1,024 Kbps                $1,205.00

                                    (2)      Usage-based    PVC    Rates.    All
                                             usage-based rates are per delivered
                                             megabyte.

                                            (i)      CIR Usage-based PVC Rates.

                                    (a)      You  select the CIR for each PVC to
                                             be  rated.  Frames  within  the CIR
                                             selected  will be  rated at the CIR
                                             Usage  rate  of   Forty-one   Cents
                                             ($0.4100) per megabyte of delivered
                                             data.  Frames  in excess of the CIR
                                             selected  by you will be  discarded
                                             eligible  (DE) and  rated at the DE
                                             Usage  rate  of  Twenty-one   Cents
                                             ($0.2100) per megabyte of delivered
                                             data.    Sampling   intervals   for
                                             measuring  bandwidth  usage will be
                                             0.4 seconds for CIR at or below 256
                                             Kbps and 1.5  seconds  for CIR over
                                             256

                                             Kbps.  MCI  reserves  the  right to
                                             revise  the   sampling   intervals.
                                             Rates are simplex based.

                                    (b)      Cost Capping.  CIR  Usage-based PVC
                                             rates  are  capped  at one  hundred
                                             percent (100%) of the corresponding
                                             Fixed  CIR PVC  rates  that are set
                                             forth in Section A.3.c.1 above.

                                    (c)      CIR    Usage-based    PVC   Monthly
                                             Minimum.  If your usage charges for
                                             a PVC  in a  month  are  less  than
                                             forty  percent  (40%) of the  Fixed
                                             CIR  PVC  rate  selected  from  the
                                             chart set forth in Section  A.3.c.1
                                             above,  your  charge  for  said PVC
                                             will be forty  percent (40%) of the
                                             Fixed CIR PVC rate  (which  charges
                                             are  set  forth  below).   Minimums
                                             count toward  Network  Pricing Plan
                                             Monthly Minimums (see B below).

                                    CIR Speed Selected        Minimum Rate/Month

                                    16 Kbps                            $ 15.00
                                    32 Kbps                            $ 23.00
                                    48 Kbps                            $ 31.00
                                    64 Kbps                            $ 39.00
                                    128 Kbps                           $ 71.00
                                    192 Kbps                           $103.00
                                    256 Kbps                           $135.00
                                    320 Kbps                           $167.00
                                    384 Kbps                           $199.00
                                    448 Kbps                           $231.00
                                    512 Kbps                           $263.00
                                    576 Kbps                           $292.00
                                    640 Kbps                           $320.00
                                    704 Kbps                           $349.00
                                    768 Kbps                           $378.00
                                    832 Kbps                           $404.00
                                    896 Kbps                           $430.00
                                    960 Kbps                           $456.00
                                    1,024 Kbps                         $482.00

                                    (ii)     Zero CIR PVC Rates. All frames will
                                             be marked  DE.  All usage is at the
                                             rate of Three Cents  ($0.0300)  per
                                             megabyte of delivered data. Monthly
                                             minimum
                                    charges   per  simplex  PVC  will  be  Seven
                                    Dollars ($7.00). There will be no usage charge cap.

B.       TERM AND VOLUME COMMITMENTS

         RATE PLANS: You may select from the following rate plans:

         1. Month to Month. No term or volume commitments will apply, except PVC monthly minimums. or 2. Network Pricing Plan.

                  (a) If you order HS-FR under the Network Pricing Plan, you will receive discounts on certain HS-FR service elements as follows:

                           Monthly              Term     (years)
                           Minimum     1      2        3        4        5
                                       -      -        -        -        -

                           $  2,000     5%     6%       7%       8%       9%
                           $  5,000     8%    10%      12%      14%      16%
                  X        $ 10,000    12%    14%      17%      19%      21%
                           $ 25,000    14%    17%      20%      23%      25%
                           $ 50,000    16%    19%      22%      25%      27%
                           $100,000    18%    21%      24%      27%      30%

                  (b) If a Network Pricing Plan is selected, then commencing with the fourth full monthly billing cycle if your monthly usage charges for the HS-FR recurring charges fall below the monthly minimum selected ("Monthly Minimum"), then you will pay an underutilization charge equal to one hundred percent (100%) of the difference between the amount you purchased in such month and the Monthly Minimum.

                  (c) The discount applies to basic month to month charges for the following recurring HS-FR service elements:
                           PVC charges and Port charges (excludes network management, CPE, access charges, access coordination charges, taxes and tax related surcharges). Taxes, tax-related surcharges, access charges, access coordination charges, network management and CPE charges do not count toward the Monthly Minimum.

                  (d) In the event you have a signed Annex to this Agreement for the provision of HyperStream International Frame Relay Service ("HSI-FR"), the following recurring HSIFR service elements shall count toward the HS-FR Monthly Minimum: Overseas PVC charges and Overseas Port Charges.

                  (e) Under the Network Pricing Plan, the start of the term is from implementation of the first service element and lasts through the end of the term selected. The HS-FR term commitment is independent of the terms committed to in individual Access Pricing Plans.

                  (f) Except as otherwise provided in this Agreement, if you terminate this Agreement before the and of the term selected under the Network Pricing Plan, you will pay an early termination charge equal to a portion of the discounts from the month-to-month basic rates provided to you under this Agreement, as follows: For a three (3) year term, 100% of the discount if you terminate in the first year, 75% if you terminate in the second year, or 50% if you terminate in the third year. For a two (2) year term, 100% of the discount if you terminate in the first year, 50% if you terminate in the second year. For a one (1) year term, 50% of the discount if you terminate in the first year.

                                  ATTACHMENT 3

                         MCI HyperStream(sm) Frame Relay

                             SATISFACTION GUARANTEE

If for any reason Customer is not completely satisfied with HyperStream(sm) Frame Relay at any time before the completion of three (3) full billing months, Customer may:

         o Discontinue HyperStream(sm) Frame Relay and any associated customer premises equipment and network management agreements with MCI without liability for termination charges;

         o Receive a credit or refund for HyperStream(sm) Frame Relay and associated MCI installation charges; and

         o Receive a credit for or refund of recurring usage charges for HyperStream(sm) Frame Relay and associated service Customer incurred during the Satisfaction Guarantee three (3) month period in an amount up to the amount of reasonable re-installation charges Customer may incur from another carrier for re-installation of the service that Customer had replaced with HyperStream(sm) Frame Relay.

Covered MCI Charges:

         o        Installation charges:

         o        Installation    of    access    circuits    associated    with
                  HyperStream(sm) Frame Relay

         o        Recurring charges:

                  o        HyperStream(sm) Frame Relay Ports

                  o        HyperStream(sm)   Frame   Relay   Permanent   Virtual
                           Circuits (PVCs)

                  o        Access coordination

To exercise Customer's rights under this Satisfaction Guarantee, please notify Customer's MCI account representative in writing not later than the close of the third full billing month after initial installation of HyperStream(sm) Frame Relay.

MCI's offer of Satisfaction Guarantee expires if not exercised on or prior to the earlier of 10 three full billing months after initial installation of HyperStream(sm) Frame Relay or (ii) March 30, 1996.

Other than the rights expressly granted in this Satisfaction Guarantee, this Satisfaction Guarantee shall not be construed to create any rights or remedies not otherwise expressly provided for nor expand

MCI's obligations under the Agreement for HyperStream(sm) Frame Relay to which this Satisfaction Guarantee is attached.

                                  ATTACHMENT 4

                             HyperStream Frame Relay
                             Service Level Guarantee

MCI is committed to providing its customers with quality Domestic HyperStream Frame Relay services. This document defines the specific quality of service levels MCI will seek to maintain while providing Domestic HyperStream Frame Relay Services to Morgan Group, Inc.; herein referred to as Customer. In the event MCI's HyperStream. Frame Relay Services fail to perform to the quality of the applicable service levels as defined herein, MCI's sole and exclusive obligations, and Customer's sole and exclusive remedies, shall be as set forth in this Attachment 3.

1.0      Definition

         A Service Level Guarantee (SLG) is a commitment on the part of MCI to attempt to meet specific network and service performance levels.

2.0      Network Availability

         2.1      Description

                  The HyperStream(sm) Frame Relay (HSFR)network availability measurement is equal to the total number of minutes in a calendar month during which core network PVC routes are available to exchange data between the two network infrastructure node end points divided by the total number of minutes in a calendar month ("Network Availability Time"). Network Availability Time is calculated commencing with the date on which the trouble ticket is opened by the customer and ending upon confirmation of resolution with the customer.

                  For purposes of measuring Network Availability Time, the PVC route referenced above includes the HSFR network infrastructure connectivity from infrastructure port to infrastructure port, excluding Customer Premise Equipment and local access lines.

                  Customer Premise Equipment ("CPE") refers to the telecommunications hardware located at the customer site and supplied by MCI (i.e. modem, router, or multiplexer) or supplied by the customer.

         2.2      Network Availability Objective

                  MCI will attempt to achieve a Network Availability Time of 99.5% for networks designed with all of the following:

                  o fully meshed network topology or a star network topology in which each remote site has PVCs connected to at least two network hubs engineered to separate infrastructure node , and

                  o        10 or  more,  customer  sites  are  involved  in  the
                           network  MCI  will   attempt  to  achieve  a  Network
                           Availability Time of 99%

                  for any networks not meeting the above requirements.

         2.3      Exclusions

                  Network    Availability   Time   measurements   exclude   HSFR
                  unavailability resulting in whole or in part from one or more of the following causes:

                  o Any act or omission on the part of Customer, customer contractors, and customer vendors

                  o        Scheduled maintenance

                  o        Labor strikes

                  o        Natural disasters

                  o        Force majeure events beyond the reasonable control of
                           MCI  (i.e.  acts  of  God,   government   regulation,
                           national emergency, etc.)

         2.3      Calculation

                  Customer HSFR Network Availability Time is calculated on a monthly basis

                  Monthly Network Availability Time (%) = 1 - [ Total minutes of PVC downtime per month or "Unavailability Percentage"]
                  Total # PVCs x #days in month x 24 hrs x 60min

         2.4      Components of Calculation

                  Total minutes in month, total minutes available, total minutes unavailable, total minutes unavailable due to exclusions, unavailable minutes due to excluded causes, broken down by occurrence (exception) category.

         2.5      Credits

                  o In the event MCI is unable to satisfy the HSFR Availability Time objective for two (2) consecutive months, during the Service Term, Customer will receive a credit equal to five percent (5%) multiplied by the fixed rates for all Port and PVC charges for both the first(lst) and the second (2nd) month.

                  o In the event MCI in unable to satisfy the HSFR Availability Time objective for a third (3rd) consecutive month, during the Service Term. Customer will receive a credit equal to ten percent (10 %) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI is unable to satisfy the HSFR Network Availability Time objective for a fourth
                           (4th) consecutive month, Customer will have the option to discontinue MCI Service on the Service Element that has failed to satisfy the HSFR Availability Time objective and MCI will reduce the Minimum Volume Requirement (MVR) by the amount of charges associated with the discontinued Service Element.

3.0      Frame Delivery

         3.1      Description

                  The HyperStream(sm) Frame Relay Frame Delivery is the percentage of frames which are successfully delivered. HSFR Frame Delivery encompasses the successful delivery of frames through the network based on certain factors. The calculations are based on total frames sent through the network according to the following parameters:

                  The percentage of all non-CIR frames that are successfully delivered.

                  The percentage of all CIR frames that are successfully delivered.

         3.2      Frame Delivery Objective

                  99.99% of all frames that do not exceed the Committed Information Rate (CIR) are targeted to be successfully delivered. End to end CIR packet delivery only applies to frames not marked discard eligible.

                  99 % of all non-CIR frames are targeted to be successfully delivered. Non-CIR packet delivery only applies to frames marked discard eligible, (i.e.; traffic exceeding the subscribed CIR and all zero CIR PVC traffic).

         3.3      Frequency of Calculation

                  HSFR Frame Delivery is calculated monthly based upon the frame delivery statistics as stated in the HyperScope reports minus any applicable exclusions below.

         3.4      Exclusions

                  HyperStream(sm)    Frame   Relay   Service   frame    delivery
                  measurements exclude:

                  o Frames dropped at the infrastructure egress due to improper customer specification of customer's port speeds

                  o        Local access and CPE

                  o        Force majeure events beyond the reasonable control of
                           MCI  (i.e.  acts  of  God,   government   regulation,
                           national emergency, etc.)

         3.5      Credits

                  o In the event MCI is unable to satisfy the HSFR Frame Delivery objective for two (2) consecutive months, during the Service Term, Customer will receive a credit equal to five percent (5%) multiplied by the fixed rates for all Port and PVC charges for both the first (lst) and the second (2nd) month.

                  o In the event MCI in unable to satisfy the HSFR Frame Delivery objective for a third (3rd) consecutive month, during the Service Term. Customer will receive a credit equal to ten percent (10%) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI is unable to satisfy the HSFR Frame Delivery objective for a fourth (4th) consecutive month, Customer will have the option to discontinue MCI Service on the Service Element that has failed to satisfy the HSFR MTTR objective and MCI will reduce the Minimum Volume Requirement (MVR) by the amount of charges associated with the discontinued Service Element.

4.0      Mean Time To Restore (MTTR)

         4.1      Description

                  Mean-Time-To-Restore ("MTTR") is the period of time commencing on the date customer opens on trouble ticket and ending on the date of service restoration (closing of a trouble ticket), calculated as an average of all trouble tickets having the same severity level (as set forth below).

                  MTTR measurements are reported based on the percentage of trouble tickets closed within specific time intervals, grouped by severity level.

                  MCI will assign each trouble ticket a severity level based upon the impact of the service issue on the customer's business:

                           Severity 1 - System down or degraded (limited or no ability to conduct business) Severity 4 - Problem circumvented / Inquiries (no impact to customer business)

         4.2      MTTR  Objective

                  HyperStream(sm) Frame Relay MTTR objectives are based upon the severity level of the trouble ticket and proximity to an MCI terminal or field service point of presence "POP" broken down by ticket severity as follows:

                  Severity 1 -MTTR Objective is 4 hrs if within 50-mile radius of MCI terminal and field service POP,

                                                        or

                  24 hrs or best-effort basis if outside 50-mile radius of MCI terminal and field service POP

         Severity 4 - not measured

         4.3      Frequency of Calculation

                  Customer network MTTR will be calculated on a monthly basis.

         4.4      Exclusions

                  MTTR measurements will exclude the following:

                  o Trouble tickets associated with now installations (before new service acceptance by the customer)

                  o        Trouble   tickets  that  are  not   associated   with
                           MCI-provided service

                  o        Required customer premise access is not available

                  o Required customer circuit release for testing is disallowed

                  o        Trouble   tickets  opened  by  customer  for  circuit
                           monitoring purposes only

                  o        Force majeure events beyond the reasonable control of
                           MCI  (i.e.  acts  of  God,   government   regulation,
                           national emergency, etc.)

         4.5      Calculation

                  Monthly MTTR Average = Sum of minutes between opening and closing of Severity within 30 days

                  Total number of trouble tickets per month

         4.5      Components for Calculations

                  Total number of trouble tickets, total time between opening of trouble tickets and applicable service restoration, with total time of opened trouble tickets subtracting total time of each exclusion category.

         4.6      Credits

                  o In the event MCI is unable to satisfy the HSFR MTTR objective for two (2) consecutive months, during the Service Term, Customer will receive a credit equal to five percent (5 %) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI in unable to satisfy the HSFR MTTR objective for a third (3) consecutive month, during the Service Term. Customer will receive a credit equal to ten percent (10%) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI is unable to satisfy the HSFR MTTR objective for a fourth (4) consecutive month, Customer will have the option to discontinue MCI Service on the Service Element that has failed to satisfy the HSFR MTTR objective and MCI will reduce the Minimum Volume Requirement (MVR) by the amount of charges associated with the discontinued Service Element.

5.0      Network Transit Delay

         5.1      Description

                  The HyperStream(sm) Frame Relay Network Transit Delay measures one-way delay between the origination and destination infrastructure ports. It is defined as the time between the LAST bit of a ping packet being sent from the origination infrastructure port to the FIRST bit of the packet received by the destination infrastructure port, in other words between the two MCI HyperStream frame relay points of presence.

         5.2      Network Transit Delay Guarantee

                  Average HSFR one way network transit delay of 70 milliseconds or less in the domestic U.S. and 250 milliseconds or less internationally.

         5.3      Frequency of Calculation

                  Customer gateway to customer gateway network transit delay is tested monthly by MCI as part of standard performance monitoring and capacity planning methodologies. Any customer incident where network transit delay is measured or suspected to be greater than the levels stated above will be considered an abnormal situation and will be addressed through established trouble handling procedures (e.g., a ticket opened and technicians work through the problem until the performance is back to acceptable levels).

         5.4      Exclusions

                  The network transit delay parameters are not guaranteed during disaster situations where a major network component such as a backbone link or gateway switch is down hard and the network is in an emergency reroute configuration. Also, HyperStream. Network Transit Delay measurements exclude ping packets that are not returned, and ports over which the transit delay is measured can not be more than 5% utilized during any hour over which transit delay measurements are taken.

                  Customer calculations of end to end network transit delay must exclude access serialization delay (calculated as defined below), access circuit propagation delay, any delay induced by congestion on the access link, and any CPE induced delay such as that caused by high router utilization levels. The frame size for the test must be no more than two hundred (200) bytes in length, including protocol overhead. Customer tests must also consist of a minimum of 60 ping tests evenly distributed over a 6 hour period.

         5.5      Components for Calculations

                  If you are attempting to calculate cpe to cpe delay, the following are components you will have to consider in addition to the MCI published network delay:

                  o         access/egress link utilization

                  o         cpe nodal processing time at each end.

                  o         local loop propagation factor = .008 ms/mile

                  o         backhaul (mci pop to frame switch) = .008 ms/mile

                  o         INGRESS/EGRESS SERIAL DELAY (ms) =
                                          (Packet size in bytes)x8x1000
                                          ----------------------------
                                             Access speed in bps

         5.6      Credits

                  o In the event MCI is unable to satisfy the HSFR Transit Delay objective for two (2) consecutive months, during the Service Term, Customer will receive a credit equal to five percent (5%) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI in unable to satisfy the HSFR Transit Delay objective for a third (3rd) consecutive month, during the Service Term. Customer will receive a credit equal to ten percent (10%) multiplied by the fixed rates for all Port and PVC charges for the given month.

                  o In the event MCI is unable to satisfy the HSFR Transit Delay objective for a fourth (4th) consecutive month, Customer will have the option to discontinue MCI Service on the Service Element that has failed to satisfy the HSFR MTTR objective and MCI will reduce the Minimum Volume Requirement

                           (MVR) by the amount of charges associated with the discontinued Service Element.


         6.0      Credit Limitation

                  In the event the customer experiences network or service performance for HSFR at levels below stated MCI objectives for Network Availability Time, MTTR, Network Transit Delay, or HSFR Frame Delivery during the same month, customer shall only be entitled to receive credits, if any, pursuant to one (1) of the applicable credit sections.